UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2013

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Friday, June 28, 2013, First South Bancorp, Inc. (the “Company”) notified the trustee of its trust preferred securities, that it would resume quarterly interest payments due on its trust preferred securities, effective as of June 30, 2013. In order to preserve capital during the economic downturn, the Company deferred quarterly interest payments on its trust preferred securities beginning with the payment due on March 30, 2011, but continued to accrue interest expense in its consolidated financial statements. The Company paid all accrued deferred interest of $791,000, plus $83,000 of June 30, 2013 current quarter interest, totaling $874,000, on the July 1, 2013 scheduled quarterly payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: July 8, 2013	By: /s/ Scott C. McLean
Scott C. McLean Executive Vice President Chief Financial Officer